As filed with the Securities and Exchange Commission on June 11, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GREENLAND ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Texas	39-4828593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3400 East Bayaud Ave, Suite 400 Denver, CO	80209
(Address of Principal Executive Offices)	(Zip Code)

Greenland Energy Company 2026 Omnibus Incentive Plan

(Full title of the plan)

Registered Agents Inc.

5900 Balcones Drive, Ste 100

Austin, Texas 78731

(Name and address of agent for service)

(918) 361-7000

(Telephone number, including area code, of agent for service)

copies to:

Michael J. Blankenship

Winston Taylor LLP

800 Capitol St., Suite 2400

Houston, TX 77002-2925

Telephone: (713) 651-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing information specified by Part I of Form S-8 will be sent or given to participants in the Greenland Energy Company 2026 Omnibus Incentive Plan (the “2026 Omnibus Plan”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that Greenland Energy Company (the “Company” or “we”) has filed with the Commission under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference into this Registration Statement:

●	The Company’s prospectus filed pursuant to Rule 424(b) filed with the Commission on April 29, 2026;

●	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the Commission on May 13, 2026;

●	The Company’s Current Reports on Form 8-K filed with the Commission on May 18, 2026 and April 30, 2026;

●	The description of the Company’s common stock contained in the Company’s Form 8-A filed with the Commission on April 27, 2026, and any subsequent amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is, or is deemed to be incorporated, by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

No document or information deemed to be furnished and not filed in accordance with the rules of the Commission shall be deemed to be incorporated herein by reference unless such document or information expressly provides to the contrary.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Generally, Chapter 8 of the Texas Business Organizations Code, or the TBOC, permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (1) conducted himself or herself in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity as a director or officer of the corporation, that his or her conduct was in the corporation’s best interest, or (b) in other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (3) in the case of any criminal proceeding, did not have reasonable cause to believe that his or her conduct was unlawful.

In addition, the TBOC requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits or otherwise, in the defense of the proceeding.

Our Certificate of Formation limits the liability of directors of the Company to the fullest extent permitted by Texas statutory or decisional law. The TBOC currently prohibits the elimination of personal liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification rights to its officers and directors to the fullest extent allowed by Texas law. Pursuant to the TBOC and our Bylaws, the Company will indemnify and, under certain circumstances, advance expenses to, any person who was, is, or is threatened to be named as, a defendant or respondent in a proceeding because that person is or was one of the Company’s directors or officers or because that person served at its request as a present or former partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership, joint venture, trust or other organization or employee benefit plan. The Company will also pay or reimburse expenses incurred by any director or officer in connection with that person’s appearance as a witness or other participation in a proceeding at a time when that person is not a named defendant or respondent in that proceeding.

The TBOC authorizes a Texas corporation to purchase and maintain insurance to indemnify and hold harmless an existing or former director, officer, employee or agent of the corporation or who is or was serving at the corporation as a representative of another foreign or domestic enterprise, organization or employee benefit plan at the request of the corporation as a partner, director, officer, partner, venturer, proprietor, trustee, employee, administrator, or agent, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a person in such capacity, whether or not the corporation would have the power to indemnify him against that liability under Chapter 8 of the TBOC.

Our Bylaws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership or other organization or employee benefit plan, against any expense, liability, or loss asserted against and incurred by such person in such capacity or arising out of such person’s status as such, without regard to whether the Company would otherwise have the power to indemnify such person against such expense, liability or loss under our Bylaws or applicable law. In addition, the Company maintains insurance policies, which insures its officers and directors against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Any repeal or amendment of provisions of our Certificate of Formation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by the TBOC) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Formation also permits us, to the extent and in the manner authorized or permitted by the TBOC, to indemnify and to advance expenses to persons other than those specifically covered by our Certificate of Formation.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under applicable law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Formation of Greenland Energy Company (incorporated by reference to Exhibit 3.1 filed with the Company’s Registration Statement on Form S-1/A (Registration No. 333-294995) filed on April 17, 2026).
4.2	Amended and Restated Bylaws of Greenland Energy Company, as in effect (incorporated by reference to Exhibit 3.2 filed with the Company’s Registration Statement on Form S-1/A (Registration No. 333-294995) filed on April 17, 2026).
4.3	Greenland Energy Company 2026 Omnibus Incentive Plan (incorporated by reference to Annex D of the Company’s Registration Statement on Form S-4/A (File No. 333-291171) filed on February 13, 2026).
5.1	Opinion of Winston Taylor LLP (filed herewith).
23.1	Consent of Winston Taylor LLP (included in Exhibit 5.1).
23.2	Consent of Fruci & Associates II, PLLC independent registered public accounting firm of Greenland Exploration Limited (filed herewith).
23.3	Consent of Fruci & Associates II, PLLC independent registered public accounting firm of Pelican Holdco, Inc. (filed herewith).
23.4	Consent of Fruci & Associates II, PLLC independent registered public accounting firm of March GL Company. (filed herewith).
23.5	Consent of CBIZ CPAS P.C. independent public accounting from of Pelican Acquisition Corporation (filed herewith).
23.6	Consent of Marcum LLP independent public accounting from of Pelican Acquisition Corporation (filed herewith).
24.1	Power of Attorney (set forth on signature page).
107	Filing Fee Table (filed herewith).

Item 9. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 11th day of June, 2026.

GREENLAND ENERGY COMPANY

By:	/s/ Robert Price
Robert Price
Chief Executive Officer

powers of attorney

The undersigned officers and directors do hereby constitute and appoint Robert Price, with full power of substitution and re-substitution, as our true and lawful attorney-in-fact and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below, that such person may deem necessary or advisable to enable the Company to comply with the Securities Act and any rules, regulations and requirements of the Commission in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, any of us, in the capacities indicated below, any and all amendments hereto (including post-effective amendments); and we do hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert Price	Chief Executive Officer and Chairman	June 11, 2026
Robert Price	(Principal Executive Officer)

/s/ Ashiq Merchant	Chief Financial Officer	June 11, 2026
Ashiq Merchant	(Principal Financial and Accounting Officer)

/s/ Larry G. Swets, Jr.	Director	June 11, 2026
Larry G. Swets, Jr.

/s/ Melanie Furlan	Director	June 11, 2026
Melanie Furlan

/s/ Roderick McIllree	Director	June 11, 2026
Roderick McIllree

/s/ Scott Wollney	Director	June 11, 2026
Scott Wollney

/s/ Hassan R. Baqar	Director	June 11, 2026
Hassan R. Baqar